Exhibit 99.1

TransDigm Group Reports Fiscal 2008 First Quarter Results

Cleveland, Ohio, February 7, 2008/PRNewswire-FirstCall/ — TransDigm Group Incorporated (NYSE: TDG), a leading global designer, producer and supplier of highly engineered aircraft components, today reported results for the fiscal first quarter ended December 29, 2007. Highlights for the first quarter include:

•	Earnings per share up 25.6% to $0.54 from $0.43

•	Net sales up 32.9% to $163.1 million from $122.7 million

•	Net income up 32.6% to $27.0 million from $20.3 million

•	Adjusted earnings per share up 26.1% to $0.58 from $0.46

•	EBITDA As Defined up 34.8% to $75.9 million from $56.3 million

•	Reaffirms previously stated Fiscal 2008 financial guidance

Net sales for the quarter rose 32.9% to $163.1 million from $122.7 million in the comparable quarter a year ago. Organic net sales growth was approximately 7.5%. This organic growth was negatively impacted by a large one-time commercial aftermarket shipment in the prior year quarter. The acquisitions of Aviation Technologies, Inc. and Bruce Aerospace, Inc. accounted for the balance of the sales increase.

Net income for the quarter rose 32.6% to $27.0 million, or $0.54 per share, compared with $20.3 million, or $0.43 per share, in the comparable quarter a year ago. This increase in net income of $6.7 million reflects the growth in net sales and improvements in operating margins resulting from the strength of our proprietary products and productivity improvements. These factors were partially offset by higher research and development expenses and higher amortization and interest expense resulting from recent acquisitions.

Adjusted net income for the quarter increased 33.1% to $29.1 million, or $0.58 per share, from $21.9 million, or $0.46 per share, in the comparable quarter a year ago. Adjusted net income for the current quarter excludes $2.2 million, net of tax, or $0.04 per share, of non-cash compensation costs and acquisition-related expenses. Adjusted net income for the prior-year quarter excluded $1.6 million, net of tax, or $0.03 per diluted share, of non-cash compensation costs and acquisition-related expenses.

EBITDA for the quarter increased 35.8% to $73.4 million from $54.1 million for the comparable quarter a year ago. EBITDA As Defined for the quarter also increased 34.8% to $75.9 million from $56.3 million for the comparable quarter a year ago. EBITDA As Defined as a percentage of net sales for the quarter was 46.5%.

“We are very pleased with the start to our 2008 fiscal year,” stated W. Nicholas Howley, TransDigm Group’s Chairman and Chief Executive Officer. “We are particularly pleased with sales growth of 33% and the improvement in EBITDA As Defined for the quarter. The 46.5% EBITDA As Defined margin includes the dilutive impact of recent acquisitions of approximately two hundred basis points, demonstrates our ability to effectively leverage operating expenses, integrate acquisitions and successfully implement our value drivers throughout the organization.”

Fiscal 2008 Outlook

Assuming no acquisition activity and based upon current market conditions, the Company reaffirms its previously provided fiscal 2008 financial performance as follows:

•	Revenues are anticipated in the range of $680 million to $700 million;

•	Net income is anticipated in the range of $113 million to $118 million;

•	EBITDA As Defined is anticipated in the range of $312 million to $324 million;

•	Earnings per share are expected to be in the range of $2.27 to $2.37 per share compared with $1.83 in fiscal 2007; and

•	Adjusted earnings per share are expected to be in the range of $2.43 to $2.53 per share compared with $2.10 in fiscal 2007.

As previously stated, the Company does not provide forecasts of quarterly earnings. However, investors should note that the Company expects its fiscal 2008 results to be stronger in the second half of the year.

Please see the attached tables for a reconciliation of net income to EBITDA, EBITDA As Defined, and adjusted net income for the periods discussed in this press release.

Conference Call

TransDigm Group will host a conference call for investors and security analysts on February 8, 2008, beginning at 11:00 a.m., Eastern Time. To join the call, dial (800) 798-2884 and enter the pass code 74181109. International callers should dial (617) 614-6207 and use the same pass code. A live audio webcast can be accessed online at http://www.transdigm.com. The call will be archived on the website and available for replay at approximately 1:00 p.m., Eastern Time. A telephone replay will be available for two weeks by dialing (888) 286-8010 and entering the pass code 99872913. International callers should dial (617) 801-6888 and use the same pass code.

About TransDigm Group

TransDigm Group, through its wholly-owned subsidiaries, is a leading global designer, producer and supplier of highly engineered aircraft components for use on nearly all commercial and military aircraft in service today. Major product offerings, substantially all of which are ultimately provided to end-users in the aerospace industry, include ignition systems and components, mechanical/electro-mechanical actuators and controls, gear pumps, engineered connectors, specialized valving, power conditioning devices, engineered latches and cockpit security devices, specialized AC/DC electric motors, lavatory hardware and components, hold-open rods and locking devices, aircraft audio systems, NiCad batteries/chargers, and specialized fluorescent lighting and cockpit displays.

Non-GAAP Supplemental Information

EBITDA, EBITDA As Defined, adjusted net income and adjusted earnings per share are non-GAAP financial measures presented in this press release as supplemental disclosures to net income and reported results. TransDigm Group defines EBITDA as earnings before interest, taxes, depreciation and amortization and defines EBITDA As Defined as EBITDA plus certain non-operating items, acquisition-related costs, non-cash charges incurred in connection with certain employee benefit plans and certain expenses incurred in connection with our financing activities, including the public equity offerings. TransDigm Group defines adjusted net income as net income plus purchase accounting backlog amortization expense, non-operating items, acquisition-related costs, non-cash charges incurred in connection with certain employee benefit plans and certain expenses incurred in connection with our financing activities, including the public equity offerings. For more information regarding the computation of EBITDA, EBITDA As Defined and adjusted net income, please see the attached financial tables.

TransDigm Group presents these non-GAAP financial measures because it believes that they are a useful indicator of its operating performance. TransDigm Group believes that EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties to measure a company’s operating performance without regard to items such as interest expense, income tax expense and depreciation and amortization, which can vary substantially from company to company. EBITDA As Defined is used to measure TransDigm Inc.’s compliance with the financial covenant contained in its credit facility. TransDigm Group’s management also uses EBITDA As Defined to review and assess its operating performance and management team in connection with employee incentive programs and the preparation of its annual budget and financial projections. In addition, TransDigm Group’s management and our investors use adjusted net income as a measure of comparable operating performance between time periods and among companies as it is reflective of changes in pricing decisions, cost controls and other factors that affect operating performance.

None of EBITDA, EBITDA As Defined, adjusted net income or adjusted earnings per share is a measurement of financial performance under GAAP and such financial measures should not be considered as an alternative to net income, operating income, cash flows from operating activities or other measures of performance determined in accordance with GAAP. In addition, TransDigm Group’s calculation of these non-GAAP financial measures may not be comparable to the calculation of similarly titled measures reported by other companies.

Forward-Looking Statements

Statements in this press release that are not historical facts are forward-looking statements under the provisions of the Private Securities Litigation Reform Act of 1995, including expectations of future performance, profitability, growth and earnings. All statements other than statements of historical fact that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements, including, in particular, statements about our plans, objectives, strategies and prospects regarding, among other things, our financial condition, results of operations, and business. We have identified some of these forward-looking statements with words like “believe,” “may,” “will,” “should,” “expect,” “intend,” “plan,” “predict,” “anticipate,” “estimate,” or “continue” and other words and terms of similar meaning. Specifically, statements contained under the heading “Fiscal 2008 Outlook” constitute forward-looking statements.

All forward-looking statements involve risks and uncertainties which could affect TransDigm Group’s actual results and could cause its actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, TransDigm Group. These risks and uncertainties include but are not limited to: future terrorist attacks; a decrease in flight hours and our customers’ profitability, both of which are impacted by general economic conditions; our substantial indebtedness; our reliance on certain customers; our fixed price contracts; the U.S. defense budget and risks associated with being a government supplier; failure to maintain government or industry approvals; the pricing review to which certain of our divisions and subsidiaries have been subject; failure to complete or successfully integrate acquisitions; future sales of common stock in the market caused by the substantial amount of stock held by affiliates; and other factors. Further information regarding the important factors that could cause actual results to differ materially from projected results can be found in TransDigm Group’s Annual Report on Form 10-K and any other reports that TransDigm Group or its subsidiaries have filed with the Securities and Exchange Commission. Except as required by law, TransDigm Group undertakes no obligation to revise or update the forward-looking statements contained in this press release.

Contact:	Sean Maroney
Investor Relations
(216) 706-2945
ir@transdigm.com

TRANSDIGM GROUP INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

FOR THE THIRTEEN WEEK PERIODS ENDED

DECEMBER 29, 2007 AND DECEMBER 30, 2006

(Amounts in Thousands, except per share amounts)

(Unaudited)

	Thirteen Week Periods Ended
	December 29, 2007	December 30, 2006
NET SALES	$163,136	$122,709
COST OF SALES	75,044	59,075

GROSS PROFIT	88,092	63,634
OPERATING EXPENSES:
Selling and administrative	17,872	12,121
Amortization of intangibles	3,311	1,642

Total operating expenses	21,183	13,763

INCOME FROM OPERATIONS	66,909	49,871
INTEREST EXPENSE - Net	24,507	17,793

INCOME BEFORE INCOME TAXES	42,402	32,078
INCOME TAX PROVISION	15,434	11,743

NET INCOME	$26,968	$20,335

Net Earnings Per Share:
Basic earnings per share	$0.57	$0.45
Diluted earnings per share	$0.54	$0.43
Weighted-Average Shares Outstanding:
Basic	47,223	44,773
Diluted	49,862	47,802

TRANSDIGM GROUP INCORPORATED

SUPPLEMENTAL INFORMATION

FOR THE THIRTEEN WEEK PERIODS ENDED

DECEMBER 29, 2007 AND DECEMBER 30, 2006

(Amounts in thousands)

(Unaudited)

	Thirteen Week Periods Ended
	December 29, 2007	December 30, 2006
Net Income	$26,968	$20,335
Depreciation and Amortization	6,493	4,193
Interest Expense, net	24,507	17,793
Income Tax Provision	15,434	11,743

EBITDA	73,402	54,064
Add: As Defined Adjustments:
Deferred Compensation Costs (1)	520	467
Stock Option Expense (2)	1,206	806
Acquisition-Related Costs (3)	727	952

Gross Adjustments to EBITDA	2,453	2,225

EBITDA As Defined	$75,855	$56,289

EBITDA As Defined, Margin(4)	46.5%	45.9%

(1)	Represents the expenses recognized by TransDigm Group under its deferred compensation plans.
(2)	Represents the non-cash compensation expense recognized by TransDigm Group under its stock plans.
(3)

Represents costs incurred to integrate acquired businesses into TransDigm Group’s operations, purchase accounting adjustments to inventory that were charged to cost of sales when the inventory was sold, facility relocation costs and other acquisition-related costs.

(4)	The EBITDA As Defined margin represents the amount of EBITDA As Defined as a percentage of net sales.

TRANSDIGM GROUP INCORPORATED

SUPPLEMENTAL INFORMATION

FOR THE THIRTEEN WEEK PERIODS ENDED

DECEMBER 29, 2007 AND DECEMBER 30, 2006

(Amounts in thousands, except per share amounts)

(Unaudited)

	Thirteen Week Periods Ended
	December 29, 2007	December 30, 2006
Net Income	$26,968	$20,335
Gross Adjustments to EBITDA	2,453	2,225
Purchase Accounting Backlog Amortization	954	223
Tax Adjustment	(1,240)	(896)

Adjusted Net Income	$29,135	$21,887

Basic Earnings per Share	$0.57	$0.45
Diluted Earnings per Share	$0.54	$0.43

Adjusted Basic Earnings per Share	$0.62	$0.49
Adjusted Diluted Earnings per Share	$0.58	$0.46

Weighted-Average Shares Outstanding:
Basic	47,223	44,773
Diluted	49,862	47,802

TRANSDIGM GROUP INCORPORATED

SELECTED BALANCE SHEET DATA

(Amounts in Thousands)

(Unaudited)

	December 29, 2007	September 30, 2007
Cash and cash equivalents	$170,315	$105,946
Trade accounts receivable - Net	92,279	100,094
Income taxes receivable	—	4,472
Inventories	128,129	126,763
Accounts payable	22,681	24,753
Accrued liabilities	50,400	42,466
Income taxes payable	7,193	—
Long-Term Debt	1,357,797	1,357,854